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                                                                   Exhibit 10.21

                       FORM OF EMPLOYEE CONFIDENTIALITY
                           AND INVENTIONS AGREEMENT

                                                                          (Date)

(Name/address)

     The following confirms an agreement between me and COMPS InfoSystems, Inc., a Delaware corporation (the "Company"), which is a material part of the
                             -------
consideration for my employment by the Company:

     1. (a) I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes,
                                             ----------- -----------
but is not limited to, information about real estate sales comparables, real estate listings, real estate leases, real estate inventory, real estate space availability, tenants, algorithms, trade secrets, licenses, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, skills or salaries or terms of compensation of other employees, information about customers, budgets, prices, costs, and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information. I have been informed and acknowledge that the unauthorized taking of the Company's Proprietary Information (i) could result in a civil liability under California Civil Code
Section 3426, and that, if willful, could result in an award for double the amount of the Company's damages and attorneys' fees; and (ii) is a crime under California Penal Code Section 499(c), punishable by imprisonment for a time not exceeding one (1) year, or by a fine not exceeding five thousand dollars ($5,000), or by both.

        (b) I acknowledge and agree that COMPS' software and databases including, but not limited to, real estate sales transactions, listings, lease comparables, inventories, tenants, and space availability are proprietary to COMPS and the sole property of COMPS. I acknowledge that COMPS' information and software is copyrighted and that I will in no way win infringe upon such copyrights. I will in no way use, copy, appropriate, or redistribute this information, whether obtained directly or indirectly from COMPS, without a specific written license agreement with COMPS. I agree that any derivative, modification or elaboration of COMPS' software or databases by a third party is still the proprietary property of COMPS for purposes of this Agreement.

     2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain
------------------
or embody Proprietary

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Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, software, functional and technical specifications, software concepts, methodologies, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

      3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

          a. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights (collectively "Rights") in connection therewith will be the
                                   ------
sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of the President or Chairman of the Company except as may be necessary and appropriate in the ordinary course of performing my duties to the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages.

          b.  All Company Materials will be the sole property of the Company.
I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, are subject to inspection by Company personnel at any time with or without notice. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation;
(ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

          c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all "Inventions," which includes all improvements, inventions, designs,
              ----------
formulas, works of authorship, trade secrets, technology, computer programs, layouts, algorithms, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the

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President of the Company all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within six months after the termination of my employment with the Company. Such disclosures will be received by the Company in confidence (to the extent they are not assigned in Section (d) below) and do not extend the assignment made in
                    -----------
Section 3(d) below.  I will not disclose Inventions to any person outside the
------------
Company unless I am requested to do so by management personnel of the Company.

          d. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment will be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached, and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement will extend to inventions, the assignment of which is prohibited by Labor Code Section 2870 (attached Attachment A). At the time of each such disclosure, I will advise the Company
------------
in writing of any inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under the provisions of Section 2870. 1 will preserve the confidentiality of any invention that does not qualify fully for protection under Section 2870. 1 agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

          e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining, maintaining, defending and enforcing Rights with respect to such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings, including appearing as a party or witness. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me. My obligation to assist the Company with respect to proprietary fights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

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          f.  Any assignment of copyright pursuant to this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under
 ------------
applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

          g.  I have attached as Attachment B to this Agreement a complete
                                 ------------
list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If disclosure of an item on Attachment B would cause me to violate any
                                      ------------
prior confidentiality agreement, I understand that I am not to list such in Attachment B but am to inform the Company that all items have not been
------------
listed for that reason. A space is provided on Attachment B for such purpose. If
                                               ------------
no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement. ___________[INITIAL HERE]

          h. During the term of my employment and for one year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation will not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

          i. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not prepare to compete, nor will I assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph will apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

          j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers unless consented to in writing by such employers.

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          k.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party).

      4. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

      5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

      6.  I agree that

          (a)  my obligations under Sections 1(a) through Sections 1(b) and
                                    -------------         -------------
Sections 3(a) through 3(f) and Sections 3(h) and 3(k) of this Agreement will
-------------         ----     -------------     ----
continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that I will notify any future client, employer or potential employer or client of my obligations under this Agreement;

          (b) the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine;

          (c) upon termination of my employment for any reason I will execute, a bide by and deliver to the Company a termination certificate substantially in the form attached to this Agreement as Attachment C; and
                                       ------------

          (d) the Company has expended substantial efforts to maintain the confidentiality of the Proprietary Information and would be materially and irreparably injured by an unauthorized disclosure of any of that information during my employment with the Company or thereafter, and that any breach of this Agreement will result in irreparable and continuing damage to the Company for which there can be no adequate remedy at law, and in the event of any such breach, the Company will be entitled to immediate injunctive relief and other equitable remedies (without any need to post any bond or other security) in addition to such other and further relief as may be proper.

      7. I agree that any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of the State of California without regard

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to the conflict of laws provisions thereof to this Agreement. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) will be limited or excluded from this Agreement to the minimum extent required so that this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms. Venue for any action relating to this Agreement shall be in San Diego County, California.

      8. This Agreement will be effective as of the date I execute this Agreement and will be binding upon me, my heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors and assigns.

      9. This Agreement constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral, written or implied agreements, representations, and understanding of the subject matter hereof. This Agreement can only be modified by a subsequent written agreement executed by the President or Chairman of the Company.

     10. This Agreement is supplementary to, and shall not be considered a waiver of, any rights of the Company that may exist independently of this Agreement.

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          I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE
OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE ORIGINAL COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER ORIGINAL COUNTERPART WILL BE RETAINED BY ME.


Dated:__________, 19____           _____________________________________________
                                   (Name)

Accepted and Agreed to:

By____________________________


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                                  ATTACHMENT A
                                  ------------

              TO EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT
              ----------------------------------------------------

     Section 2870. Application of provision providing that employee will assign or offer to assign rights in invention to employer.

          (a) Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for these inventions that either:

              (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

              (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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                                  ATTACHMENT B
                                  ------------

              TO EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT
              ----------------------------------------------------

(Name/address)

          1. The following is a [complete] list of inventions or improvements relevant to the subject matter of my employment by COMPS InfoSystems, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Confidentiality and Inventions Agreement.

          No inventions or improvements

          See below:

          Due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included on the above list.

          Additional sheets attached

          2. I propose to bring to my employment the following materials and documents of a former employer, which employer has expressly consulted to my continued possession and use.

          No materials or documents

          See below:


                                                ________________________________



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                                  ATTACHMENT C
                                  ------------

              TO EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT
              ----------------------------------------------------

     I hereby certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, blue/redlines, sketches, materials equipment, other documents or property, or reproductions of any aforementioned items belonging to COMPS InfoSystems, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Company's Employee Confidentiality and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) and original works of authorship, conceived or made by me (solely or jointly with others) covered by that agreement,

     I further agree that, in compliance with the Employee Confidentiality and Inventions Agreement, I will continue to preserve as confidential all Proprietary Information (as defined therein).


----------------------------------   ------------------------------------------
Employee's Signature                 Date


----------------------------------
Employee's Name Printed


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